Exhibit 1.01

Elbit Systems Ltd.
Conflict Minerals Report
For the Year Ended December 31, 2023
In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

A.Introduction

This Conflict Minerals Report (this “Report”) of Elbit Systems Ltd. (together with its wholly-owned subsidiaries, “Elbit Systems” or “we”) for the year ended December 31, 2023 is presented to comply with Rule 13p-1 (the “CM Rule”) under the Securities Exchange Act of 1934.
The CM Rule was adopted by the U.S. Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Pursuant to Section 1502, publicly traded companies, such as Elbit Systems, must report to the SEC whether “conflict minerals” (tantalum, tin, tungsten and gold) (“3TG”) originating in the Democratic Republic of Congo (“DRC”) or adjoining countries (Angola, Burundi, The Central African Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia) (the “Covered Countries”) are present in the products the company manufactures or contracts to manufacture, if any of the 3TG is necessary to the functionality or production of such products. The CM Rule was adopted because the sale of 3TG mined in the Covered Countries has funded armed conflicts in that region, and those conflicts have led to numerous human rights abuses and atrocities.
Unless otherwise defined herein, the terms used in this Report have the meanings ascribed to them in the CM Rule, Form SD and SEC Release No. 34-67716 issued by the SEC in 2012.

B.Company Overview

Elbit Systems is an international high technology company engaged in a wide range of programs throughout the world, primarily in the defense and homeland security arenas. We develop and supply a broad portfolio of airborne, land and naval systems and products for defense, homeland security and commercial applications. Our systems and products are installed on new platforms, and we also perform comprehensive platform modernization programs. In addition, we provide a range of training and support services. Our major activities include: military aircraft and helicopter systems; commercial aviation systems and aerostructures; unmanned aircraft systems (UAS); flight academy solutions, electro-optic, night vision, high power energy solutions and countermeasures systems; naval systems; land vehicle systems; munitions; command, control, communications, computer, intelligence, surveillance and reconnaissance (C4ISR) and cyber systems; electronic warfare and signal intelligence systems; and other commercial activities.

Elbit Systems reports segment information in five segments. Elbit Systems' segments are organized based on a combination of the nature of products and services offered, together with a geographic segment.

Elbit Systems' five reportable segments are:

•Aerospace – mainly provides products and systems for airborne platforms, unmanned aerial solutions, precision guided munition (PGM) sensors, aerostructures, training and simulators systems as well as commercial aviation systems.
•C4I and Cyber – mainly provides C4ISR systems, data links and radio communication systems and equipment, cyber intelligence solutions, autonomous solutions and homeland security solutions.
•Intelligence, Surveillance, Target Acquisition and Reconnaissance (ISTAR) and Electronic Warfare (EW) – mainly provides a wide range of electro-optic and laser systems and products and also provides a wide range of EW systems and SIGINT systems.
•Land – mainly provides land-based systems and products for armored and other military vehicles, artillery and mortar systems, munitions for land, air and sea applications including PGM, armored vehicle and other platforms’ survivability and protection systems.
•Elbit Systems of America (ESA) – mainly provides products and systems solutions principally to U.S. military, foreign military sales (FMS/FMF), homeland security (HLS), medical instrumentation and commercial aviation customers.

C.Applicability of the CM Rule to Elbit Systems
Elbit Systems designs, develops and manufactures a broad portfolio of sophisticated products and systems in numerous programs for our customers around the world. Such products and systems often include a range of electronic components. We purchase these components from a supply chain consisting of thousands of suppliers and/or manufacturers. We collect 3TG information from our suppliers, primarily first-tier manufacturers (i.e., manufacturers contracting directly with us) of the products or components supplied to us. Through this information and our own material engineering analyses we have determined 3TG are necessary to the functionality or production of a number of our products. Therefore, we are required to make a filing pursuant to the CM Rule because we manufacture certain products for which elements of 3TG are necessary to the product’s functionality or production.

We do not directly source any 3TG from mines, smelters or refiners, and we believe that in most cases we are many levels removed from these supply chain participants and therefore have limited influence over them. Furthermore, because of the depth, geographic diversity and ongoing changes in our supply chain, and due to competitive factors, we often have significant challenges in identifying the full supply chain from information provided by our direct suppliers. However, through the efforts described in this Report, we take measures so that our suppliers meet the expectations of our Conflict Minerals Compliance Policy, which is described below.

D.Conflict Minerals Compliance Policy

Elbit Systems’ policy is to use “conflict free” 3TG in our products, and we support industry actions to increase supply chain transparency to facilitate the ability of companies to source conflict free 3TG. Our Conflict Minerals Compliance Policy is published on our website at: www.elbitsystems.com.

Pursuant to our Conflict Minerals Compliance Policy, and as further described in this Report, we are taking measures to meet the applicable reporting obligations under the CM Rule and to enhance our supply chain due diligence and internal controls relating to 3TG. We are committed to sourcing materials from companies that share our values with respect to human rights, ethics and environmental responsibility. These supply chain values are reflected in our Supplier Code of Conduct, which can be found on our website. Our policy relating to conflict minerals is an important part of our overall practices regarding responsible supply chain management and is reflected in our Supplier Code of Conduct.

Elbit Systems periodically publishes additional information about our commitment to responsible sourcing and engagement with our suppliers and other stakeholders in our Social Sustainability Report, which includes an overview of our activities in the areas of ethics, corporate governance, environmental compliance, fair employment and support for our local communities. The Social Sustainability Report is published on our website.

E.Overview of the Company's Conflict Minerals Program and Reasonable Country of Origin Inquiry ("RCOI") for 2023

As part of our commitment to responsible sourcing, human rights and sustainability, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Covered Countries. Our efforts with respect to 3TG are aligned to the work of the Responsible Minerals Initiative (“RMI”), and we strive to improve the traceability in our supply chain.

Elbit Systems has a Conflict Minerals Compliance and Management Review Team (the “CM Team”) that supports compliance with the CM Rule, performs the RCOI and reports on conflict minerals. The multi-disciplinary CM Team consists of specially designated personnel from our supply chain management, quality assurance, materials engineering, and legal department. The CM Team is supported by outsourced services from specialists in the conflict minerals compliance and RCOI process.

We rely on our suppliers to provide information on the origin of 3TG contained in components and parts included in our products. The identification of suppliers that are relevant to us under the CM Rule involves different geographic regions, business areas and production sites throughout our organization. The CM Team plays a leading role in coordinating the supplier identification efforts. Suppliers who were identified to be relevant for our RCOI process in 2023 were identified on the basis of criteria such as the level of supply chain activities with such supplier and the likelihood that the items furnished by the supplier contain 3TG. The processes performed and described in this Report cover more than 95% of our worldwide supply chain activities relevant to 3TG.

In our annual RCOI process for 2023, we reviewed suppliers identified to be relevant under the above-mentioned identification criteria in an effort to determine the origin of the 3TG in our products. We analyzed and followed up with inquiries as we deemed appropriate where the analysis of our survey results indicated further information may be desirable. We do not have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.

We utilized reporting templates and databases, such as approved smelter and refiner lists of 3TG industry initiatives such as the RMI, which is aligned with the Global e-Sustainability Initiative (GeSI) and the Electronic Industry Citizenship Coalition (EICC).

F.Conflict Minerals Program Design

Our RCOI activities and other 3TG-related activities are consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). The design of our due diligence process, including our RCOI, conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. These processes are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Step 1 - Establish Strong Company Management Systems
As mentioned above, we have a dedicated CM Team. This Team is responsible for implementing our due diligence activities, reporting on 3TG in compliance with the CM Rule and informing senior managers and our board of directors about matters relating to our conflict minerals compliance. Our compliance policies include, but are not limited to, our Code of Business Conduct and Ethics and our Supplier Code of Conduct, which set forth expected behavior for all our employees and our supply chain. The Supplier Code of Conduct includes provisions relating to conflict minerals compliance and is integrated as a standard supplement into our supplier agreements.
We have internal Conflict Minerals Compliance Guidelines that set out the activities to be taken in our due diligence process. Moreover, as indicated above, we have a published company-wide Conflict Minerals Compliance Policy.

In 2023, identification of smelters and refiners in our supply chain was made through the use of due diligence tools, including those created by the RMI such as the EICC/GeSI Conflict Minerals Reporting Template (the “Template”). The Template is a supply chain survey designed to identify, among other 3TG-related information, the smelters and refiners that process the necessary 3TG contained in our supply chain. The information from our suppliers, in combination with information from the RMI, helps us to obtain information on the origin of the 3TG processed in our supply chain. Data obtained was reviewed and analyzed by us and is retained in our company records for the five-year period required by the CM Rule.

While our principal purchasing activities were conducted through our facilities in Israel and the U.S., during 2023 our activities also included 3TG compliance processes at our subsidiaries located in other countries, including RCOI and training activities.
We have grievance mechanisms under which employees and suppliers can report violations of our policies. This includes a whistleblower process for the reporting of alleged violations of laws or our Code of Business Conduct and Ethics, including issues relating to corruption, involving questionable accounting or auditing matters or which otherwise may seriously affect significant interests of Elbit Systems. This process is overseen by the Elbit Systems Chief Ethics Officer and by the Chair of the Audit and Financial Statements Review Committee of the Elbit Systems Board of Directors. Our Conflict Minerals Compliance Policy and our Supplier Code of Conduct also contain reporting mechanisms for reports to applicable Elbit Systems’ management personnel.

Step 2 - Identification and Assessment of Risks in the Supply Chain
Our CM Team leads a process to identify and assess 3TG-related risks. We attempt to focus this process on the most relevant level in our 3TG supply chain, which is the smelters and refiners. As stated above, we require our suppliers to provide identification information relating to smelters and refiners in our supply chain.

During 2023, suppliers meeting our applicable 3TG criteria were requested by us to provide information on 3TG in their supply chains through completing and submitting the Template. Suppliers were provided with support material, including the generally available RMI instructions and training illustrating the use of the tool that is available on RMI’s website. To support the quality of the response and a high response rate, the responses received were analyzed on an ongoing basis and followed up as deemed appropriate by members of the CM Team. Supplier responses were reviewed against risk level criteria developed or utilized by us to determine: (1) the risk level applicable to the supplier regarding 3TG and (2) which responses require further engagement with our suppliers, such as when the responses from suppliers were incomplete. Certain suppliers were contacted via e-mail or telephone to improve the quality of responses and increase the response rate.

Step 3 - Design and Implementation of a Strategy to Respond to Identified Risks
Under the third step of the OECD Guidance framework companies are encouraged to design and implement a strategy to respond to identified risks. Our due diligence is an ongoing process, both proactive and reactive, where suppliers are evaluated against our conflict mineral risk categories on a continuous basis to facilitate conflict mineral compliance in the suppliers’ processes.

Our due diligence process categorizes suppliers’ responses regarding 3TG under one of the following six conflict mineral risk categories (“DRC or an adjoining country” has the same meaning in this context as “Covered Countries”):

1.No 3TG - 3TG is not intentionally added to the product and not necessary to the production of the product.

2.Free/Not From DRC - The 3TG being used in the product do not originate from the DRC or an adjoining country.

3.Active/Conformant - The 3TG being used in the product originate from the DRC or an adjoining country; however, the smelters and refiners have been designated as “conformant” (formerly “complaint”) or “active” by the RMI under its Responsible Minerals Assurance Process (“RMAP”).

4.Undetermined/Not from DRC - The 3TG being used in the product do not originate from the DRC or an adjoining country, but to date the supplier has not provided complete information on all of its sources of supply.
5.Undetermined/from DRC - The 3TG being used in the product originate from the DRC or an adjoining country; however, the smelters and refiners have been designated as “conformant” or “active” under the RMAP, and to date the supplier has not provided complete information on all of its sources of supply.

6.Undefined from DRC - The 3TG being used in the product originate from the DRC or an adjoining country, and the smelters and refiners have not been designated as “conformant” or “active” under the RMAP.

During 2023, we used this risk-based approach and followed up with suppliers.

We continuously worked to improve our due diligence processes with respect to 3TG, mainly focusing on the quality of data received from suppliers surveyed. This included communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. It also included follow-up communications with suppliers regarding RCOI issues.

Step 4 - Carry Out Independent Third Party Audit of Supply Chain Due Diligence and Identification Points in the Supply Chain
In the fourth step we focus on review of smelters’ and refiners’ 3TG practices. Since, as mentioned above, there are generally many tiers of suppliers between Elbit Systems and the smelters and refiners in the supply chain, we have not performed our own audits of smelters or refiners.

We reviewed the data received from our suppliers with respect to smelters and refiners and compared such information against the lists of facilities that have received either an “active” or “conformant” designation from the RMI or otherwise appeared on the RMI’s Smelter Reference List.

Although we are not currently required to conduct an Independent Private Sector Audit under the CM Rule, we continue to take steps, to improve our RCOI processes on an ongoing basis.

Step 5 - Report on Supply Chain Due Diligence
In compliance with the fifth step of reporting on supply chain due diligence, and in accordance with the CM Rule, during 2023 we continued to make our Conflict Minerals Report available on our website.

G.2023 Conflict Minerals Program Results

For the calendar year 2023, our due diligence was conducted at the supplier level, mainly first-tier manufacturers. The response rate among suppliers surveyed exceeded 75%. Among the supplier responses, we identified 347 smelters or refiners as listed in Annex 1 hereto, as potential sources of 3TG that were reported to be in the supply chain through the end of the 2023 calendar year, that were designated by RMI as “active” or “conformant” or otherwise appeared on the RMI’s Smelter Reference List.

We believe that the facilities that may have been used to process the 3TG in Elbit Systems’ products in 2023 include the smelters and refiners listed in Annex 1 hereto.

There were also a few additional potential high risk smelters for which we continued our RCOI review.

H.Future Activities

We are continuing to refine and expand the list of participating smelters and refiners. We believe that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG in our supply chain.

During 2024, we plan to continue to review and evolve our due diligence and RCOI processes with respect to 3TG. During 2024 we expect to: (1) evaluate possible further updates of our Conflict Mineral Compliance Policy and Guidelines; (2) continue to follow-up on incomplete or unreceived responses from suppliers; (3) further develop the collaboration with suppliers for purposes of continued improvement of the supplier response rate and the reliability and quality of information provided; (4) further refine the criteria for our due diligence and supplier selection processes; (5) further enhance our internal control processes and activities; (6) continue to enhance our RCOI process with our new Enterprise Resources Planning (“ERP”) system where applicable; (7) expand our awareness activities; (8) continue expansion of our RCOI activities to parts of our organization worldwide; and (9) continue to take mitigating steps with respect to high risk suppliers.

I.Forward Looking Statements

Certain of the matters discussed in this Report, including in particular our due diligence processes and future activities, include forward-looking statements. Readers of this Report are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of unanticipated events.

The information included on our website and other materials referenced in this Report is not incorporated by reference in this Report.

Annex 1

List of Smelters and Refiners

RMI Smelter Identification	Metal	Smelter Name	Smelter Country
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Agosi AG	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden Ronnskar	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN

CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000689	Gold	LT Metal Ltd.	REPUBLIC OF KOREA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION

CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001078	Gold	LS MnM Inc.	REPUBLIC OF KOREA
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001352	Gold	MKS PAMP SA	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID001555	Gold	Samduck Precious Metals	REPUBLIC OF KOREA
CID001562	Gold	Samwon Metals Corp.	REPUBLIC OF KOREA
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001810	Gold	Super Dragon Technology Co., Ltd.	TAIWAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA

CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	REPUBLIC OF KOREA
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002587	Gold	Industrial Refining Company	BELGIUM
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID002605	Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
CID002606	Gold	Marsam Metals	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
CID002760	Gold	Albino Mountinho Lda.	PORTUGAL
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002853	Gold	Sai Refinery	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002863	Gold	Bangalore Refinery	INDIA
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID002893	Gold	JALAN & Company	INDIA
CID002918	Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID002920	Gold	ABC Refinery Pty Ltd.	AUSTRALIA
CID002973	Gold	Safimet S.p.A	ITALY
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID003186	Gold	Gold Coast Refinery	GHANA
CID003189	Gold	NH Recytech Company	REPUBLIC OF KOREA
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID003383	Gold	Sovereign Metals	INDIA
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID003497	Gold	K.A. Rasmussen	NORWAY
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID003548	Gold	MD Overseas	INDIA

CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003615	Gold	WEEEREFINING	FRANCE
CID003641	Gold	Gold by Gold Colombia	COLOMBIA
CID003663	Gold	Dongwu Gold Group	CHINA
CID003666	Gold	Sam Precious Metals	UNITED ARAB EMIRATES
CID004010	Gold	Coimpa Industrial LTDA	BRAZIL
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID003926	Tantalum	5D Production OU	ESTONIA
CID004054	Tantalum	PowerX Ltd.	RWANDA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000402	Tin	Dowa	JAPAN

CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001305	Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA

CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002570	Tin	CV Ayi Jaya	INDONESIA

CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002773	Tin	Aurubis Beerse	BELGIUM
CID002774	Tin	Aurubis Berango	SPAIN
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID003831	Tin	DS Myanmar	MYANMAR
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID004065	Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION

CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003612	Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
CID003614	Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
CID003643	Tungsten	LLC Vostok	RUSSIAN FEDERATION
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
CID003978	Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
CID004060	Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
CID004397	Tungsten	Lianyou Resources Co., Ltd.	TAIWAN
CID004506	Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
CID004619	Tungsten	Kenee Mining Corporation Vietnam	VIET NAM